Exhibit 99.1
News Release

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
For Immediate Release
AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
THE FIRST QUARTER ENDED MARCH 31, 2007

BRENTWOOD, Tenn. (May 4, 2007) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced its financial results for the first quarter ended March 31, 2007.
For the quarter ended March 31, 2007, revenues were $76.9 million compared to $79.0 million for the first quarter of 2006, representing a decrease of $2.1 million, or 2.7%. A significant portion of this revenue decrease is due to a decrease in revenues associated with non-focus product lines, such as durable medical equipment and infusion therapy. Also contributing to the decrease in revenues was the effect of Company initiatives implemented in late 2006 to improve patient co-pay collections and provide appropriate service levels to patients. The Company believes most of the revenue lost as a result of these initiatives was unprofitable. In addition, Medicare reimbursement reductions implemented in 2007 associated with the Deficit Reduction Act of 2005 resulted in a decrease in revenues in the first quarter of 2007 of approximately $0.2 million.
Net income for the first quarter of 2007 was $1.1 million compared to a loss of $(0.7) million for the first quarter of 2006, representing an increase of $1.8 million. Diluted net income (loss) per share for the first quarter was $0.06 compared to $(0.04) for the same quarter last year.

Operating expenses declined in the first quarter of 2007 compared to the first quarter of 2006 by approximately $3.1 million or 8.2%. This decrease is primarily the result of improved operating efficiencies and the resulting reduced costs.
Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $13.5 million for the first quarter of 2007 compared to $10.7 million for the first quarter of 2006, representing an increase of $2.8 million, or 26.2%. This increase is primarily related to reduced operating expenses as a result of the Company’s initiatives to improve operating efficiencies. Earnings before interest, taxes, depreciation, and amortization is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization.
Effective April 1, 2007, the Company sold the assets of its home nursing business located in Tallahassee, Florida to Amedisys Home Health, Inc. of Florida. The Company received proceeds of $3.1 million, of which $2.8 million was received in cash at closing, with the remainder to be received according to the terms of a promissory note. The proceeds from this transaction will be utilized to pay down long-term debt. With this sale, the Company has exited its home nursing line of business, and therefore the financial results of the home nursing business have been reflected as a discontinued operation in the Company’s financial statements for the first quarters of 2007 and 2006.
American HomePatient, Inc. is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

American HomePatient, Inc.	Schedule A
Summary Financial Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Revenues, net	$76,933	$79,035
Cost of sales and related services	20,051	20,746
Cost of rentals and other revenues, including rental equipment depreciation	10,412	10,018
Operating expenses	35,023	38,165
Bad debt expense	2,509	2,761
General and administrative expenses	4,549	4,101
Depreciation, excluding rental equipment, and amortization	713	913
Interest expense, net	4,092	4,202
Other income, net	(160)	(140)
Earnings from unconsolidated joint ventures	(1,492)	(1,226)

Income (loss) from continuing operations before reorganization items and income taxes	1,236	(505)
Reorganization items	—	116

Income (loss) from continuing operations before income taxes	1,236	(621)
Provision for income taxes	87	87

Net income (loss) from continuing operations	1,149	(708)

Discontinued operations:
Loss from discontinued operations	(76)	(31)

Net income (loss)	$1,073	$(739)

Basic income (loss) per common share — Continuing operations	$0.07	$(0.04)
Basic income (loss) per common share — Discontinued operations	(0.01)	—

Basic income (loss) per common share	$0.06	$(0.04)

Diluted income (loss) per common share — Continuing operations	$0.06	$(0.04)
Diluted income (loss) per common share — Discontinued operations	—	—

Diluted income (loss) per common share	$0.06	$(0.04)

	March 31,	December 31,
	2007	2006
	(unaudited)
Cash and cash equivalents	$12,195	$6,786
Restricted cash	650	650
Net patient receivables	50,336	53,711
Other receivables	446	603

Total receivables	50,782	54,314
Net inventories	11,807	12,288
Other current assets	6,395	4,430

Total current assets	81,829	78,468
Property and equipment, net	48,057	51,411
Goodwill	121,834	121,834
Other assets	23,132	24,958

Total Assets	$274,852	$276,671

Accounts payable	$16,605	$19,345
Current portion of long-term debt and capital leases	2,086	1,063
Other current liabilities	25,326	26,720

Total current liabilities	44,017	47,128

Long-term debt and capital leases, less current portion	250,199	250,194
Other noncurrent liabilities	48	47

Total liabilities	294,264	297,369

Minority interest	571	618

Total shareholders’ deficit	(19,983)	(21,316)

Total Liabilities and Shareholders’ Deficit	$274,852	$276,671

American HomePatient, Inc.	Schedule B
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements
(In thousands)

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Net income (loss) (Note A)	$1,073	$(739)
Add:
Provision for income taxes	87	87
Interest expense, net	4,092	4,202
Rental equipment depreciation	7,520	6,217
Other depreciation and amortization	722	922

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$13,494	$10,689